EXHIBIT 99.1
------------
                                        125 South Wacker Drive
AMLI RESIDENTIAL                        Suite 3100
                                        Chicago, Illinois 60606

                                        Phone:     312.443.1477
                                        Fax:       312.443.0909
                                        www.amli.com
PRESS RELEASE

For Immediate Release             For More Information, Contact:
---------------------             Robert J. Chapman,
                                  Chief Financial Officer
April 27, 2004                    (312) 984-6845



                AMLI RESIDENTIAL ANNOUNCES FIRST QUARTER
                 OPERATING RESULTS AND DECLARES DIVIDEND


(CHICAGO, IL) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today operating results for the first quarter ended March 31, 2004.

EARNINGS
--------

Net income for the quarter ended March 31, 2004 was $6,719,000 as compared to $3,708,000 for the quarter ended March 31, 2003, an increase of 81%. Diluted Earnings Per Share ("EPS") for the quarter ended March 31, 2004 was $0.21 compared to $0.10 for the same period a year earlier, an increase of 110%. The increases are primarily attributable to the recognition of AMLI's share of the gain on the sale of a co-investment community in January 2004. The Company did not sell any communities in the first quarter of 2003.

Funds From Operations ("FFO") for the first quarter 2004 were $15,678,000, or $0.56 per common share, compared to $12,717,000, or $0.52 per common share, for the first quarter 2003, a per share increase of 7.7%. Actual results were $0.03 per share higher than the midpoint of AMLI's most recent guidance and $0.04 per share higher than First Call's most recent estimate.

"AMLI had a strong quarter, primarily due to better than expected operating results from our communities," commented Allan J. Sweet, AMLI President. "Revenue was as we expected. Community operating expenses were less than expected, accounting for the $0.03 per share positive variation from our prior guidance. We believe half of the expense savings is permanent and the other half represents timing differences and will be incurred in future quarters."

FIRST QUARTER ACTIVITIES
------------------------

During the first quarter, AMLI sold 3,450,000 of its common shares to Lehman Brothers Inc., as sole book-running manager, and Stifel, Nicolaus & Company, Incorporated, as co-manager. Net proceeds from this sale, after deducting offering expenses, were approximately $94.6 million and were used to pay down the outstanding balance under AMLI's revolving line of credit and for general corporate purposes.

In January, AMLI sold AMLI at Wells Branch, a 576-unit community in Austin, Texas, in which AMLI owned a 25% interest. AMLI also acquired the 60% interest it did not already own in AMLI on Timberglen, a 260-unit community in Dallas, Texas. In March, AMLI completed the initial lease-up and stabilization of AMLI at Milton Park, a 461-unit community in Alpharetta, Georgia.




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


Additionally, during the quarter AMLI began a $4 million renovation of AMLI at West Paces, a 337-unit community in the Buckhead area of Atlanta, Georgia. AMLI expects the renovation to be completed in the third quarter of 2005. AMLI at West Paces was constructed in 1992 and purchased by AMLI in 1993. As of March 31, 2004, AMLI has reclassified the results of the community's operations from "Same Store Community" to a newly designated "Community Under Rehab" category in its supplemental disclosures.

At the end of the quarter, AMLI decided to retain for investment AMLI at Walnut Creek, a 460-unit community that AMLI owned in its subsidiary, which had developed it for sale. The ownership of the property was transferred, through a sale, to AMLI's operating partnership where the results of its operations will be now reported. No gain or loss on the transaction occurred for GAAP accounting purposes, and the transaction had no impact on earnings during the quarter.

Also during the quarter, AMLI closed its Indianapolis corporate office. AMLI will continue to operate and pursue additional investment opportunities in this market.

"A few other items affecting our first quarter results are worth noting," commented Robert J. Chapman, AMLI CFO. "One is that our corporate general and administrative expenses included a one-time charge of approximately $500,000 primarily related to personnel costs in connection with the closing of AMLI's Indianapolis office. Another is that we had interest expense savings for the quarter that were essentially equal to the increase in G&A, as we paid down our line of credit from the proceeds of the equity raise and benefited from lower LIBOR rates than we assumed."

SAME COMMUNITY RESULTS
----------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%), for the quarter ended March 31, 2004 versus the prior year's comparable quarter, total community revenue was flat (reflecting an increase in weighted average occupancy to 92.5% from 89.0% and a decrease in weighted average collected revenue per occupied unit of 4.1%), operating expenses increased by 0.6%, and net operating income ("NOI") decreased by 0.4%.

Comparing the first quarter of 2004 to the fourth quarter of 2003, total community revenue decreased by 0.3% (reflecting a decrease in weighted average occupancy by 0.6% from 93.1% and an increase in weighted average collected revenue per occupied unit of 0.3%), operating expenses decreased 2.3%, and NOI increased 1.0%.

EBITDA
------

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarter ended March 31, 2004 was $27,054,000 compared to the same period last year of $23,614,000, representing an increase of 14.6%.

SUBSEQUENT EVENTS
-----------------

In April 2004, AMLI sold AMLI at Spring Creek, a 1,180-unit community in Atlanta, Georgia and purchased, via tax-deferred exchanges, AMLI at Ibis, a 234-unit community in West Palm Beach, Florida and AMLI on Eldridge Parkway, a 668-unit community in Houston, Texas.

In connection with the sale of AMLI at Spring Creek, AMLI will recognize an approximately $35 million ($1.12 EPS) gain on sale of real estate. AMLI will also recognize an approximately $5 million ($0.16 per share of earnings) net gain on early extinguishment of debt related to the buyer's assumption of the $40.75 million of long-term tax-exempt financing that encumbers the property. This gain will be included in FFO in the second quarter. AMLI views this transaction as a one-time, non-recurring event.


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


OUTLOOK
-------

AMLI now revises its prior guidance and currently expects FFO for the full year 2004 to be in the range of $2.04 to $2.16 per share (with a midpoint of $2.10 per share) and per share estimates for the second, third and fourth quarters (generally plus or minus $0.02 per quarter) of $0.54, $0.48, $0.52, respectively, plus actual results for the first quarter of $0.56 per share.

AMLI's current guidance estimates are based on the following assumptions:

      . Same Store Communities - NOI will range from a decrease of approximately 2.5% to an increase of 1.5% for the full year 2004 compared to 2003, unchanged from prior guidance.

      . Lease-up Communities - There is no effect on FFO from the AMLI at Walnut Creek transaction; however, NOI from the lease-up of the community will now be reflected on the books of the operating partnership, rather than in a subsidiary.

      . Development - Prior guidance assumed no development starts. AMLI now believes that it will start at least one new development and is considering a limited number of others.

      . Dispositions (wholly owned) - In addition to the sale of AMLI at Spring Creek, AMLI intends to sell a number of its "older", wholly owned communities in 2004 and currently expects to sell about $60 million in estimated value, of which approximately $30 million is expected to be sold in the second quarter and $30 million in the fourth quarter.

      . Dispositions (co-investments) - In addition to the sale of an interest in AMLI at Wells Branch, AMLI does not currently project any further sales of joint venture communities this year.

      . Acquisitions (wholly owned) - In addition to the acquisitions of AMLI at Ibis and AMLI on Eldridge Parkway, AMLI is currently projecting approximately $165 million of wholly owned acquisitions for the remainder of the year, $25 million, $60 million and $80 million in the second, third and fourth quarters, respectively.

      . Acquisitions (co-investments) - AMLI's current assumption is the same as in its prior guidance, to acquire $100 million in co-investment joint ventures, in which AMLI will own an average 25% interest, half around the end of third quarter and the balance late in the fourth quarter.

      . Financing - AMLI currently expects to close approximately $85 million of long-term fixed rate mortgage debt, all in the second quarter, the proceeds of which will be used to pay down AMLI's floating rate, line of credit.

      . In addition to the one-time income recognition of the gain from early extinguishment of debt, AMLI expects to incur a one-time, non-recurring prepayment penalty and write-off of deferred financing fees in connection with the refinancing of one of AMLI's existing mortgages, which will negatively impact FFO in the second quarter by approximately $0.04 per share.

      . Dilution from Equity Raise - AMLI used the proceeds of its common share offering at the end of the first quarter to pay down its line of credit debt, which has the affect of reducing interest expense. However, until such proceeds are fully reinvested in income earning assets, the negative impact earnings will be about $0.01-0.02 per share per month.


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The following broadly reconciles the Company's current midpoint FFO per share earnings guidance to its prior midpoint per share guidance:

      Prior guidance. . . . . . . . . . . . . . .       $ 2.08

      Impact of:
         Recognition of income from early
           extinguishment of debt, net. . . . . .         0.12
         Dilution due to timing of redeployment
           of equity raise. . . . . . . . . . . .        (0.06)
         Dilution due to cap rate differential in
           selling and buying . . . . . . . . . .        (0.03)
         Increase in interest expense by converting
           from floating- to fixed-rate debt. . .        (0.03)
         Closing of Indianapolis corporate office        (0.02)
         All other, including permanent community
           operating expense savings from 1Q. . .         0.04
                                                        ------
      Revised guidance. . . . . . . . . . . . . .       $ 2.10
                                                        ======

The following chart reconciles AMLI's current FFO per share guidance to
EPS:
                          Current Midpoint Quarterly Guidance
                    ------------------------------------------------
                                                              Full
                                                              Year
                       Actual                               Midpoint
                         Q1         Q2       Q3      Q4     Guidance
                       ------     -----    -----   -----    --------
Diluted EPS . . . . .    0.21      1.56     0.02    0.55       2.38
 Convertible
   Preferred Shares
   Adjustment . . . .    0.03      0.00     0.05    0.00       0.00
 Gains on sale. . . .   (0.10)    (1.44)    0.00   (0.38)     (1.83)
 Depreciaiton . . . .    0.42      0.42     0.41    0.35       1.55
FFO per share . . . .    0.56      0.54     0.48    0.52       2.10

Note: "Gains on sales" and "depreciation" include AMLI's shares from co-investment partnerships.

DIVIDEND
--------

Yesterday, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on May 18, 2004 to all common shareholders of record as of May 7, 2004 and is based on an annual dividend rate of $1.92 per common share.

CONFERENCE CALL
---------------

AMLI will hold a conference call on Wednesday, April 28, 2004 at 3:30 p.m. Eastern Time. The toll-free number for the call is 888-780-9654- Passcode:
AMLI, and should be accessed approximately 5 minutes prior to conference time. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website (www.amli.com/comp/) and at www.streetevents.com. Additionally, an on-line replay of the webcast will be available for 60 days following the call.

SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The First Quarter Supplemental Information is available in the 'Company Info' section on our website (www.amli.com/comp/) under 'Shareholder Reports.'



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


DEFINITIONS
-----------

This press release and the Quarterly Supplemental Information described above contain certain non-GAAP ("Generally Accepted Accounting Principles") information that is generally provided by most publicly-traded residential REITs. AMLI uses this information internally to measure its performance and/or liquidity and to compare its performance to other REITs in its peer group, and believes that this information may be of interest and use to the investment community for the same reason.

Except where indicated, community revenue, community expenses, net operating income ("NOI") and earnings before interest, taxes, depreciation and amortization ("EBITDA") are computed based on various line items included in our consolidated statements of income prepared in accordance with GAAP. Where indicated, this information is presented on a basis that includes AMLI's proportionate share of the non-GAAP financial measures of its co-investment partnerships.

Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in the Company's Quarterly Supplemental Financial information, primarily pages 24, 25 and 26.

EBITDA is NOI (including AMLI's proportionate share of the NOI of its co-investment partnerships) plus all fees and interest income and income from the Service Companies and gains or losses from sales or valuation of land and other income, less general and administration expense.

FUNDS FROM OPERATIONS ("FFO") is EBITDA less interest expense (including AMLI's proportionate share of the interest expense of its co-investment partnerships and amortization of deferred financing expense) and any income taxes. FFO computed in this manner is equal to FFO as defined in NAREIT's white paper, which definition is "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures."

Additional definitions can be found in the Quarterly Supplemental
Information.

ABOUT AMLI
----------

The AMLI<registered trademark> portfolio currently includes 72 apartment communities containing 27,014 apartment homes, with an additional 1,816 apartment homes under development or in lease-up in five locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI's mission--PROVIDE AN OUTSTANDING LIVING ENVIRONMENT FOR OUR RESIDENTS. More information on AMLI is available at www.amli.com.

FORWARD-LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

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


The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in the Company's SEC reports, including the annual report on form 10-K for the year ended December 31, 2003.




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